040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20170122609-00
Filing Date and Time
03/22/2017 11:27 AM
Entity Number
E0137452017-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LEADER CAPITAL HOLDINGS CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: VCORP SERVICES, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 800000000 Par value per share: $ 0.00010 Number of shares *without* par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) LIN YI-HSIU-SEE ATTACHED
Name
RM. 3, 9F., NO.910, SEC. 2, TAIWAN BL | TAICHUNG, TWN | TW | 407
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

LIN YI-HSIU-SEE ATTACHED
Name

X LIN YI-HSIU
Incorporator Signature

RM. 3, 9F., NO.910, SEC. 2, TAIWAN BL | TAICHUNG, TWN | TW | 407
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X VCORP SERVICES, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3/22/2017
Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**LEADER CAPITAL HOLDINGS CORP.**
FOREIGN NAME TRANSLATION:	NOT APPLICABLE
PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	VCORP SERVICES, LLC
STREET ADDRESS:	NOT APPLICABLE
MAILING ADDRESS:	NOT APPLICABLE

ADDITIONAL DIRECTORS/TRUSTEES
LIN YI-HSIU RM. 3, 9F., NO.910, SEC. 2, TAIWAN BLVD., XITUN DIST. TAICHUNG, TWN, TW 407

ADDITIONAL INCORPORATORS
LIN YI-HSIU RM. 3, 9F., NO.910, SEC. 2, TAIWAN BLVD., XITUN DIST. TAICHUNG, TWN, TW 407

CONTINUATION OF ARTICLES OF INCORPORATION

OF

Leader Capital Holdings Corp.

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	Vcorp Services, LLC
Address of Commercial Registered Agent:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Mailing Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock :

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors